UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 3, 2019 (August 27, 2019)

STATE AUTO FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Ohio	000-19289	31-1324304
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

518 East Broad Street, Columbus, Ohio	43215-3976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 464-5000
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2)

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Yes  ☐    No   ☒
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common shares, without par value	STFC	The NASDAQ Global Select Market

Section 4.	MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01	Change in Registrant's Certifying Accountant

(a)	Dismissal of Independent Registered Public Accounting Firm.

The Audit Committee of the Board of Directors (the “Audit Committee”) of State Auto Financial Corporation (the “Company”) issued a Request for Proposal (the “RFP) regarding the Company’s engagement of an independent registered public accounting firm to audit the Company’s financial statements for its fiscal year ended December 31, 2020 (the “2020 Audit”). Thereafter, the Audit Committee conducted a comprehensive, competitive RFP process. As a result of this process, on August 27, 2019, the Audit Committee approved the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company's independent registered public accounting firm for the 2020 Audit, subject to completion of PwC's pre-acceptance and independence procedures.
On August 27, 2019, the Company informed Ernst & Young LLP (“EY”), its current independent registered public accounting firm, of the decision to approve the appointment of PwC for the 2020 Audit. EY will continue to serve as the Company’s independent registered public accounting firm through the completion of the audit of the Company’s financial statements for its fiscal year ended December 31, 2019 (the “2019 Audit”).
The audit reports of EY on the consolidated financial statements of the Company for each of the two most recent fiscal years ended December 31, 2017 and December 31, 2018 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the Company's two most recent fiscal years ended December 31, 2017 and December 31, 2018 and during the subsequent interim period from January 1, 2019 through August 27, 2019: (i) there were no disagreements with EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to EY's satisfaction, would have caused EY to make reference to the subject matter of the disagreement in connection with its reports; and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.
The Company provided EY with a copy of the disclosures in this report prior to filing this Form 8-K with the Securities and Exchange Commission (the “SEC”). A copy of EY's letter, dated September 3, 2019, to the SEC stating whether it agrees with the statements made in this report is filed as Exhibit 16.1 to this report.

(b)	Engagement of New Independent Registered Public Accounting Firm.

As disclosed above, on August 27, 2019, the Audit Committee approved the appointment of PwC as the Company's independent registered public accounting firm for the 2020 Audit, subject to completion of PwC's customary pre-acceptance and independence procedures. The change in the Company’s independent registered public accounting firm to PwC will be effective upon the completion of the 2019 Audit.
During the two most recent fiscal years ended December 31, 2017 and December 31, 2018 and during the subsequent interim period from January 1, 2019 through August 27, 2019, neither the Company nor anyone on its behalf consulted with PwC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that PwC concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event,” each as defined in Regulation S-K Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively.

Section 9.	Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description of Exhibit
16.1	Letter from Ernst & Young LLP to the Securities Exchange Commission dated September 3, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE AUTO FINANCIAL CORPORATION

Date: September 3, 2019	/s/ Melissa A. Centers
Senior Vice President, Secretary and General Counsel